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Exhibit 5.1

June 7, 2018

WildHorse Resource Development Corporation
9805 Katy Freeway, Suite 400
Houston, Texas 77024
Ladies and Gentlemen:

        We have acted as counsel for WildHorse Resource Development Corporation, a Delaware corporation (the "Company"), with respect to the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933 (the "Securities Act") of the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, (a) by the Company of (i) debt securities, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"); (ii) shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"); (iii) shares of preferred stock, par value $0.01 per share, of the Company, in one or more series (the "Preferred Stock" and, together with the Debt Securities and the Common Stock, the "Securities"), (b) by one or more selling stockholders named in the Registration Statement, a supplement to the Prospectus (as defined below), a post-effective amendment thereto or a document incorporated by reference therein (the "Selling Stockholders"), of up to 63,881,846 shares of Common Stock (the "Resale Common Stock") and (c) by one or more of the Selling Stockholders of up to 32,402,059 shares of Common Stock (the "Series A Common Stock") that may be issued upon conversion of the Company's outstanding 6.00% Series A Perpetual Convertible Preferred Stock.

        We have also participated in the preparation of a Prospectus relating to the Securities and the Resale Common Stock and the Series A Common Stock (the "Prospectus"), which is contained in the Registration Statement to which this opinion is an exhibit.

        In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the Amended and Restated Registration Rights Agreement dated as of June 30, 2017 by and between WildHorse Resource Development Corporation and WHR Holdings, LLC, Esquisto Holdings, LLC, WHE AcqCo Holdings, LLC, NGP XI US Holdings, L.P., Jay C. Graham, Anthony Bahr, CP VI Eagle Holdings, L.P., EIGF Aggregator LLC, TE Drilling Aggregator LLC and Aurora C-1 Holding L.P., (iv) the Certificate of Designations, 6.00% Series A Perpetual Convertible Preferred Stock (the "Certificate of Designations"), (v) the Prospectus, (vi) the form of Senior Indenture (the "Senior Indenture") filed as an exhibit to the Registration Statement, (vii) the form of Subordinated Indenture (the "Subordinated Indenture," and together with the Senior Indenture, the "Indentures") filed as an exhibit to the Registration Statement and (viii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

        In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will be effective and comply with all applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the

Registration Statement and the applicable prospectus supplement to the Prospectus; (vi) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vii) one or more prospectus supplements to the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (x) any securities issuable upon conversion, exchange or exercise of any Debt Securities, being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (xi) the Resale Common Stock will be sold in the manner set forth in the Registration Statement and the Prospectus.

        Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

          1.     When (i) the board of directors (the "Board") of the Company has taken all necessary corporate action to approve the issuance and terms of any such Debt Securities; (ii) the terms of such Debt Securities, and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iii) such Debt Securities have been duly authenticated and delivered in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

          2.     With respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock shall have been properly issued) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, then the shares of Common Stock will be legally issued, fully paid, and nonassessable; and

          3.     With respect to shares of any series of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or

  (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

          4.     The shares of Resale Common Stock proposed to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable.

          5.     The shares of the Series A Preferred Stock proposed to be sold by the Selling Stockholders, when issued and delivered in accordance with the Certificate of Designations, will be validly issued, fully paid and nonassessable.

        We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

        The foregoing opinions are limited to the laws of the States of Delaware and New York, the Delaware General Corporation Law and Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

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  Exhibit 5.1